UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 5, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

Item 1.01  Entry into Material Definitive Agreement

On May 19, 2006 Greens Worldwide Incorporated (“GRWW”) entered into an Asset Purchase Agreement with American Indoor Football League (“AIFL”), (“Agreement”), a firm engaged in marketing and operating an indoor football league.

On July 5, 2006, GRWW terminated said Agreement to acquire the assets of the American Indoor Football League. (AIFL).  The closing of the transaction was subject to completion of customary final due diligence, and delivery of documentation to effect the closing, which was scheduled on or before June 30, 2006. Upon conducting due diligence, a judgment in favor of a former team owner was uncovered that was not disclosed to Greens Worldwide, and despite repeated requests for additional due diligence items, the AIFL was not forthcoming with the documents requested by Greens Worldwide management.

EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2006

Greens Worldwide Incorporated

By:           s/ R. Thomas Kidd

R. Thomas Kidd, President & CEO

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